Exhibit 10.16

FINANCIAL SERVICE CONTRACT

(Contract No. :  [●])

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Address: No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025

Loaner: China Mingsheng Banking Corp. Ltd. Wenzhou Lucheng Branch

Address:

I.	Loan Amount:

Currency: RMB.

Amount: ¥[●]

II.	Loan period:

The loan period starts from the [●], and the maturity date is [●].

III.	Guarantee

The following company or individual guarantee the repayment to Loaner by Borrower.

Name of Guarantor	Contract No.	Contract Name

IV.	Special Provision

Borrower promises that it will repay the principal of RMB[●] to Loaner before [●]

V.	Loan purpose:

1.	The purpose of this loan shall be determined by the Quota Application of Withdrawal,

2.	Without written consent of Loaner, Borrower cannot change the loan purpose.

VI.	Loan interest calculation.

1.	The loan interest shall be determined based on the Loan Receipt of each loan.

2.	The period of interest calculation and interest settlement: The interest of the loan shall be calculated on daily basis, and the loan interest shall be settled monthly. The [●]th of each month would be interest settlement date. But the last interest settlement date is the maturity date of the loan.

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3.	If Borrower does not repay the principal loan on time, Borrower shall pay the penalty interest which will be increased [●]% of the loan interest under this contract upon the due day. If Borrower could not pay the loan interest or penalty interest, the compound interest will be charged according to loan interest of the settlement day. It will be calculated based on the days the loan is due, all the interest will be added up per month.

4.	If the loan is used in violation of the purpose of this agreement, the penalty interest will be calculated and the penalty interest will be increased [●]% of the loan interest under this contract upon the due day.

VII.	Repayment of Loan Principal

1.	Borrower shall pay all the loan when the loan period is due.

VIII.	Miscellaneous:

1.	Any disputes arising from the performance of the contract shall be submitted to the court located in the place where Loaner resides.

2.	This contract shall come into force upon execution by the authorized person(s) of each party and stamped by both parties.

3.	This contract is written in 2 copies with each party holding on copy, and each copy has same legal effect.

Borrower: Zhejiang Zhengkang Industrial Co. Ltd

Loaner: China Mingsheng Banking Corp. Ltd. Wenzhou Lucheng Branch

Execution time: [●]

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